                                                                   EXHIBIT 10.14

                               CISCO CONFIDENTIAL
                               CISCO SYSTEMS, INC.

                        SENIOR MANAGEMENT INCENTIVE PLAN
                                     FY 1997
I.  INTRODUCTION

    A. THE OBJECTIVE OF THE SENIOR MANAGEMENT INCENTIVE PLAN is to financially reward Senior Managers for their contributions to the success and profitability of Cisco Systems, Inc.

    B. PARTICIPANTS: This plan applies solely to Cisco Systems, Inc. senior management staff in the following positions:

        POSITION
        President
        Vice Presidents
        Directors (excluding Operations Directors)
        Managers, Grade 12 , Individual Contributors, Grade 13

        Any exceptions to the above will need to be approved in writing by the President. The participant must be employed in a bonus eligible position on or before the first day of the last fiscal quarter of Fiscal Year 1997 and must be employed on the last working day of that year and may not be concurrently enrolled in any other bonus, sales, or incentive plan. Participants in the Plan with less than one year of service will be eligible for a prorated bonus amount. In no event will any individual accrue any right or entitlement to a bonus under this Plan unless that individual is employed by Cisco Systems on the last working day of Fiscal Year 1997.

    C. EFFECTIVE DATE: The Plan is effective for the Fiscal Year 1997, beginning July 29, 1996 through July 26, 1997.

    D. CHANGES IN PLAN: The Company presently has no plan to change the Senior Management Incentive Plan during the fiscal year. However, the Company reserves the right to modify the Senior Management Bonus Plan in total or in part, at any time. Any such change must be in writing and signed by the President. The President or plan designers reserve the right to interpret the plan document as needed.

    E. ENTIRE AGREEMENT: This Plan is the entire agreement between Cisco Systems, Inc. and the employee regarding the subject matter of this Plan and supersedes all prior compensation or incentive plans or any written or verbal representations regarding the subject matter of this Plan.

II. BONUS PLAN ELEMENTS

    A. BASE SALARY is determined by the participant's manager, on the Focal review date scheduled for either August 1, April 1, or October 1 of each year. The annual base salary in effect at the end of the Fiscal Year 1997 represents the basis for the bonus calculation.

    B. BONUS BASIS PERCENTAGE is a percentage level of base salary determined by the position.

        POSITION                                                       BONUS %
        --------                                                       -------
        President                                                        75%
        Vice President                                                   50%
        Directors (excluding Operations Directors)                       40%
        Managers, Grade 12 & Individual Contributors, Grade 13           30%





                               CISCO CONFIDENTIAL

Sr. Management Incentive Plan FY'97                                  Page 2 of 4



    C. INDIVIDUAL PERFORMANCE FACTOR is based upon the manager's evaluation of performance and contribution for the fiscal year. This factor may range from .9 - 1.3. The assigned factor may also be a zero resulting in no bonus based on the manager's evaluation of performance and contribution. A written performance evaluation is required in conjunction with any assigned factor of zero.

        Employees who are on a Written Warning or Performance Improvement Plan and/or are performing at a level of "Not Satisfactory" (N) at the end of the fiscal year are not eligible to receive a bonus. Any exceptions to this must be in writing and approved by the Vice President of Human Resources.

    D. COMPANY PERFORMANCE FACTOR consists of two elements: 50% based upon achieving an established worldwide Revenue target and 50% based upon achieving a worldwide Profit Before Interest and Tax (PBIT) target per the current Plan. 80% of each objective must be achieved for any bonus to be paid. The applicable targets for Fiscal Year 1997 are approved by the Cisco Board of Directors within the first 90 days of each fiscal year.

                                                         COMPANY
            REVENUE               PBIT             PERFORMANCE FACTOR       MULTIPLIER
            -------               ----             ------------------       ----------
             <80%                 <80%                    <80%           0 (no bonus paid)
            80-100%              80-100%                 80-100%             .8 - 1.0
             >100%                >100%                   101%+        4% for each 1% above 100%
                                                                       5% for each 1% above 120%


                             COMPANY PERFORMANCE FACTOR = (REVENUE + PBIT)/2
                             Example:
                             Actual Revenue Performance is 105% of goal
                             Actual PBIT Performance is 115% of goal

                                    105% + 115% = 110%
                                    -----------
                                         2

                     COMPANY PERFORMANCE MULTIPLIER: = 1.40

    E. CUSTOMER SATISFACTION FACTOR is based upon achievement of an overall worldwide customer satisfaction survey score. This factor may range from .95 - 1.20.

                      WORLDWIDE SATISFACTION SCORE             FACTOR
                      ----------------------------             ------
                                  <3.95                           .95
                               3.95 - 4.07                       1.05
                               4.08 - 4.14                       1.10
                                  4.15+                          1.20






                               CISCO CONFIDENTIAL

Sr. Management Incentive Plan FY'97                                  Page 3 of 4



    F. PRORATION FACTOR accounts for the number of calendar days or hours within the day during the fiscal year that the employee was in the bonus-eligible position. For example, the Proration Factor for an employee who has been on the Plan the entire year will be "1.00". For an employee who has been on the plan for 6 months, this factor will be ".50". Employees in the following situations will have a proration factor of less than "1.00":

        o Participants in the Plan who transferred to a new position not governed by any incentive plan.

        o Employees who transferred from one bonus-eligible position to another bonus-eligible position. Employees in this situation will have their bonus prorated based on length of time in each position.

        o Employees who have been on the Plan less than 12 months (such as a new hire).

        o Employees who have been on a leave of absence of any length during the fiscal year.

        o Employees who have been on the Plan, terminated their employment, and returned to a bonus-eligible position all in the same fiscal year.

        o Employees working less than a 40-hour week will receive bonuses prorated according to the following schedule:

                20 - 39 hours/week:   prorated according to the average number
                                      of hours worked
                    <20 hours/week:   not bonus eligible

           Any modification to the above schedule must be approved by the next-level Manager and Compensation in advance of the year-end close date.

    G. BONUS FORMULA AND CALCULATION EXAMPLE: Assume a Director-level participant with a base salary of $130,000 at the 40% level, individual performance factor of 1.10, company performance of 110%, a customer satisfaction factor of 1.05 and a proration factor of 1.00.

        SAMPLE CALCULATION:

                        BONUS      INDIVIDUAL      COMPANY       CUSTOMER
          BASE          BASIS      PERFORMANCE   PERFORMANCE   SATISFACTION    PRORATION      TOTAL
         SALARY       PERCENTAGE     FACTOR        FACTOR         FACTOR        FACTOR        BONUS
        --------      ----------   -----------   -----------   ------------    ---------      -----
        $130,000      x    .40     x  1.10      x    1.40         x              1.05       x
        1.00     =    $84,084



          In this example, the total bonus equals 64.7% of base salary.





                               CISCO CONFIDENTIAL

Sr. Management Incentive Plan       FY'97                            Page 4 of 4

H. BONUS PAYMENTS: If company performance is at a minimum of 100% of mid-year revenue and PBIT targets, a partial payment will be distributed to active employees midway through the fiscal year. This advance will be 50% of the bonus target by level net of any advances, draws, or prorations. The bonuses will go to employees who have met job expectations and were hired on or before the first day of the second quarter of Fiscal Year 1997 and are active on the day of distribution. For example, a director would receive an advance equal to 20% of base salary. In no event, however, will any right or entitlement to such a partial payment accrue to any eligible participant unless that individual is employed by Cisco Systems on the distribution date. The balance (if any) will be paid after the close of the fiscal year, typically in mid to late August.

III.  PROCEDURES AND PRACTICES

    A.  PROCEDURE:

        1. A list of eligible employees will be sent by Human Resources to the Executive Staff for review at the beginning of the fiscal year. Additions, deletions or other changes to the list will be made and the approved list will be returned to Human Resources.

        2. Once the list is confirmed, a copy of the Plan will be sent to each participant.

        3. Each eligible new hire and employees promoted into eligible positions will receive a copy of the plan during the fiscal year.

        4. A month before fiscal year end, a list of eligible employees with all changes made during the year will again be sent to the Executive Staff for final review and approval.

        5.  All bonus payments will be made net of applicable withholding taxes.

    B. BUSINESS CONDUCT: It is the established policy of Cisco Systems, Inc. to conduct business with the highest standards of business ethics. Cisco employees may not offer, give, solicit or receive any payment that could appear to be a bribe, kickback or other irregular type of payment from anyone involved in any way with an actual or potential business transaction. Gifts, favors and entertainment are allowed such that they are consistent with our business practice, do not violate any applicable laws, are of limited value ($50.00 or less) and would not embarrass Cisco if publicly disclosed.

    C. TRANSFERS AND TERMINATIONS: Employees who are participants in the Senior Management Incentive Plan and who transfer to a new position not governed by this Plan will be eligible on a pro-rata basis for the applicable period and paid as defined by the Plan. Any exceptions to the Plan must be designated in writing and approved by the President.

        A participant must be employed as of the last working day of the fiscal year to be eligible for the bonus and must be employed on the distribution date in order to be eligible to receive a partial payment under paragraph II-H. If an employee terminates prior to the applicable date, the employee will not be eligible for such bonus or partial payment.

    D. EMPLOYMENT AT WILL: The employment of all Plan participants at Cisco Systems, Inc. is for an indefinite period of time and is terminable at any time by either party, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Cisco Systems, Inc. and any Plan participant.

                                        FY'97 SENIOR MGMT INCENTIVE PLAN 9/26/96





                               CISCO CONFIDENTIAL